EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements of ASP Isotopes Inc. (the “Company”) and Renergen Limited, a public company incorporated under the laws of the Republic of South Africa (“Renergen”), present the combination of the financial information of the Company and Renergen adjusted to give effect to the Company’s planned acquisition of Renergen (the “Acquisition”) assuming that the Acquisition will be completed, as contemplated by the agreement, dated May 20, 2025 between the Company and Renergen, in accordance with the proposed scheme of arrangement (the “Scheme”) in accordance with Section 114 of the South African Companies Act, No. 71 of 2008, as amended (the “Companies Act”), pursuant to which, upon implementation of the Scheme, the Company will acquire all of the issued ordinary shares of Renergen, no par value (“Renergen ordinary shares”), excluding treasury shares, through the implementation of the Scheme in accordance with Section 114 of the Companies Act, from Renergen shareholders in exchange for consideration consisting of shares of common stock, par value $0.01 per share, of the Company (the “Consideration Shares”) at the ratio of 0.09196 Consideration Shares for every one (1) Renergen ordinary share (“Consideration Ratio”) held on the record date for participation in the Scheme (which Consideration Ratio is calculated on the basis that there will be 155,170,891 Renergen ordinary shares capable of participating in the Scheme), up to a maximum of 14,270,000 Consideration Shares, with Renergen becoming a direct or indirect, wholly owned subsidiary of the Company.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”, which is herein referred to as Article 11, and are being provided pursuant to Rule 3-05 of Regulation S-X because the Acquisition constitutes a probable significant acquisition that has not yet been consummated.

Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The Company and Renergen have different fiscal year ends (December 31 and February 28 (or 29), respectively). As Renergen’s fiscal year end of February 28, 2025 is within one fiscal quarter of the Company’s fiscal year end of December 31, 2024, the pro forma condensed combined statement of income for the year ended December 31, 2024 includes Renergen’s operating results for its respective fiscal year ended February 28, 2025 as permitted by Rule 11-02(c)(3) of Regulation S-X, which allows the combination of financial information for companies if their fiscal years end within one fiscal quarter of each other. To comply with SEC rules and regulations for companies with different fiscal year ends, the pro forma condensed combined financial information has been prepared utilizing periods that differ by less than one fiscal quarter.

The unaudited pro forma condensed combined balance sheet is based on historical balance sheets of the Company and Renergen and has been prepared to reflect the acquisition as if it had been consummated on March 31, 2025. Due to different fiscal year ends, such pro forma information is based upon the historical consolidated balance sheet data of the Company as of March 31, 2025 and Renergen as of February 28, 2025. The pro forma combined statements of operations has been prepared to reflect the acquisition as if it had been consummated on January 1, 2024. The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2024 combines the Company’s historical consolidated statement of operations for the year then ended with Renergen’s historical consolidated statement of operations for the year ended February 28, 2025. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2025 combines the Company’s historical consolidated statement of operations for the three months then ended with Renergen’s historical consolidated statement of operations for the three months ended February 28, 2025. Revenue and net loss of $0.79 million and $4.89 million, respectively, for Renergen’s three months ended February 28, 2025 is included in both the twelve month period and the three month period pro forma condensed combined statements of operations.

The pro forma adjustments and allocation of purchase price are preliminary, are based on management’s current estimates of the fair value of the assets to be acquired and liabilities to be assumed, and are based on all available information.

As of the date of the Current Report on Form 8-K to which the following unaudited pro forma condensed combined financial statements are filed as an exhibit (the “Form 8-K”), and given that the Acquisition has not been completed, the Company has not completed the detailed valuation analysis necessary to arrive at final estimates of the fair market value of the assets of Renergen to be acquired and the liabilities to be assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform Renergen’s accounting policies to the Company’s accounting policies. Based on the information currently available, the Company has made certain adjustments to the historical book values of the assets and liabilities of Renergen to reflect preliminary estimates of fair values necessary to prepare the unaudited pro forma condensed combined financial information, with the excess of the purchase price over the adjusted historical net assets of Renergen recorded as goodwill. Actual results may differ from unaudited pro forma condensed combined financial information provided herein once the Acquisition is completed and the Company has determined the final purchase price for Renergen, has completed the valuation analysis necessary to finalize the required purchase price allocations and has identified any additional conforming accounting policy changes for Renergen. There can be no assurance that such finalization will not result in material changes.

1

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s historical consolidated financial statements contained in its Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC and the historical combined financial statements of Renergen and accompanying notes filed as exhibits to the Form 8-K.

The following unaudited pro forma condensed combined financial statements gives effect to the Acquisition, which includes adjustments for the following:

•	the conversion of Renergen’s historical financial statements from South African rand (ZAR) to U.S. Dollars using the period-end rate at February 28, 2025 of $0.0540 per ZAR for the unaudited condensed combined pro forma balance sheet and the weighted average of the monthly average rates during the year ended February 28, 2025 of $0.0547 per ZAR for the unaudited condensed combined pro forma statement of income;
•	certain adjustments to reflect Renergen’s historical financial information on a U.S. GAAP basis;
•	certain reclassifications to conform Renergen’s historical financial statement presentation to the Company’s presentation;
•	the shares of the Company’s common stock to be issued in connection with the Acquisition, valued at $67.93 million as of February 28, 2025; and
•	non-recurring transaction costs in connection with the Acquisition.

The estimated income tax rate applied to the pro forma adjustments is 21%. The estimated pro forma blended statutory rate, and all other tax amounts are stated at their historical amounts as the combined company’s overall effective tax rate has not yet been determined. The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Company and Renergen filed consolidated income tax returns for the periods presented.

Valuations of the Company’s intangible assets are expected to be finalized no later than one year from the date of acquisition. Any value assigned to these assets will represent a reclassification from the goodwill asset recorded in our preliminary purchase price allocation. Any reclassification recorded could result in further adjustments to pro forma combined financial statements, including but not limited to adjustments to amortization expense, deferred tax liabilities and income tax expense.

The following unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are based on available information and assumptions that the Company believes are reasonable. They do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the Acquisition and related financing transactions occurred on the dates indicated, or on any other date, nor are they necessarily indicative of the Company’s future consolidated results of operations or consolidated financial position after the Acquisition and related financing transactions. The Company’s actual financial position and results of operations after the Acquisition will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results of the Company and Renergen following the date of the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined statement of operations does not include costs that may result from integration activities. The Company has not identified any Acquisition contingencies where the related asset, liability, or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, not to exceed one year from the acquisition date, if information becomes available that would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price.

This information should be read in conjunction with:

•	accompanying notes to the unaudited pro forma condensed combined financial statements;
•	separate unaudited historical consolidated financial statements of the Company as of and for the three-month period ended March 31, 2025 included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025;
•	separate audited historical consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2024 included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and
•	separate audited historical financial statements of Renergen as of and for year ended February 28, 2025, included elsewhere in this Form 8-K.

2

Unaudited Pro Forma Condensed Combined Balance Sheet

	ASP Isotopes Inc. March 31, 2025	Renergen February 28, 2025 Adjusted (Note 2)	ProForma Adjustments (Note 3)		Pro Forma
ASSETS:
Current assets:
Cash and cash equivalents	$55,965,443	$1,530,111	$—		$57,495,554
Accounts receivable	692,243	1,406,263	—		2,098,506
Inventory	342,688	172,804	—		515,492
Prepaid expenses and other current assets	2,026,705	—	—		2,026,705
Restricted cash	—	2,674,574	—		2,674,574
Finance lease receivables	—	330,478	—		330,478

Total current assets	59,027,079	6,114,230	—		65,141,309
Property, plant and equipment, net	25,380,780	103,392,807	—		128,773,587
Operating lease right-of-use lease assets	1,024,575	744,549	—		1,769,124
Deferred tax assets	114,372	7,650,609	—		7,764,981
Goodwill	3,262,200	—	18,251,298	(A)	21,513,498
Other noncurrent assets	2,064,653	—	—		2,064,653
Intangible assets	—	390,674	—		390,674
Restricted cash	—	1,247,075	—		1,247,075
Finance lease receivables	—	2,036,203	—		2,036,203

Total assets	$90,873,659	$121,576,147	$18,251,298		$230,701,104

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:			—
Accounts payable	$2,048,087	$3,793,586	$850,000	(B)	$6,691,673
Accrued expenses	3,045,380	1,416,096	—		4,461,475
Notes payable - current	774,738	—	—		774,738
Finance lease liabilities - current	135,011	—	—		135,011
Operating lease liabilities - current	576,873	95,588	—		672,461
Deferred revenue	882,000	—	—		882,000
Other current liabilities	488,231	—	—		488,231
Share liability	234,500	—	—		234,500
Borrowings	—	54,777,348	—		54,777,348

Total current liabilities	8,184,819	60,082,618	850,000		69,117,437
Convertible notes payable, at fair value	34,390,592	—	—		34,390,592
Notes payable - non-current	1,459,701	—	—		1,459,701
Finance lease liabilities- noncurrent	541,513	—	—		541,513
Operating lease liabilities—noncurrent	569,928	540,945	—		1,110,873
Borrowings	—	2,874,936	—		2,874,936
Deferred revenue	—	815,659	—		815,659
Deferred tax liability	—	2,395,645	—		2,395,645

Total liabilities	45,146,553	66,709,803	850,000		112,706,356

Stockholders’ equity:
Preferred stock, par value of $0.01 per share; 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—	—		—
Common stock, par value of $0.01 per share; 500,000,000 shares authorized; 72,068,059 shares issued and outstanding as of March 31, 2025 and December 31, 2024	720,681	—	144,443	(C)	865,124
Additional paid-in capital	107,404,706	—	68,612,137	(D)	176,016,843
Accumulated deficit	(64,619,078)	—	(850,000)		(65,469,078)
Accumulated other comprehensive loss	(993,612)	—	255,640		(737,972)
Stated capital	—	65,398,752	(65,398,752	)(E)	—
Share based payment reserve	—	1,422,095	(1,422,095	)(F)	—
Other reserves	—	13,184	(13,184	)(G)	—
Accumulated (loss)/profit	—	(16,073,109)	16,073,109	(H)	—

Total ASP Isotopes/ Renergen stockholders’ equity	42,512,697	50,760,922	17,401,298		110,674,917

Noncontrolling interests	3,214,409	4,105,422	—		7,319,831

Total stockholders’ equity	45,727,106	54,866,344	17,401,298		117,994,748

Total liabilities and stockholders’ equity	$90,873,659	$121,576,147	$18,251,298		$230,701,104

See accompanying notes to unaudited pro forma condensed combined financial statements.

3

Unaudited Pro Forma Condensed Combined Statement of Operations

	Historical
	ASP Isotopes Inc. Year Ended December 31, 2024	Renergen Year Ended February 28, 2025	ProForma AdjustmentsNotes (Note3)		Pro Forma
Revenue:
Product revenue	$3,944,226	$2,851,330	$—		$6,795,556
Collaboration revenue	200,000	—	—		200,000

Total revenue	4,144,226	2,851,330	—		6,995,556

Cost of goods sold	2,544,614	4,386,615	—		6,931,229

Gross profit (loss)	1,599,612	(1,535,285)	—		64,327

Operating expenses:
Research and development	3,138,978	—	—		3,138,978
Selling, general and administrative	24,814,288	10,767,568	514,924	(B),(I)	36,096,780

Total operating expenses	27,953,266	10,767,568	514,924		39,235,758

Loss from operations	(26,353,654)	(12,302,853)	(514,924)		(39,171,432)
Other income (expenses):
Foreign exchange transaction gain	69,865	(1,983,303)	—		(1,913,438)
Other operating income	—	12,420	—		12,420
Change in fair value of share liability	(132,273)	(170,435)	—		(302,708)
Change in fair value of convertible notes payable	(6,875,041)	—	—		(6,875,041)
Interest expense	(258,867)	(4,438,375)	—		(4,697,242)
Interest income	1,238,691	590,040	—		1,828,731

Total other expense	(5,957,625)	(5,989,653)	—		(11,947,278)

Loss before income tax	(32,311,279)	(18,292,506)	(514,924)		(51,118,709)
Income tax benefit (expense)	(111,449)	2,798,694	—		2,687,245

Net loss before allocation to noncontrolling interests	(32,422,728)	(15,493,812)	(514,924)		(48,431,464)
Less: Net loss attributable to noncontrolling interests	(89,147)	(591,353)	—		(680,500)

Net loss attributable to ASP Isotopes/Renergen shareholders before deemed dividend from inducement warrant for common stock	$(32,333,581)	$(14,902,459)	$(514,924)		$(47,750,964)

Deemed dividend on inducement warrant to purchase common stock	(2,779,659)	—	—		(2,779,659)

Net loss attributable to ASP Isotopes/Renergen shareholders	$(35,113,240)	$(14,902,459)	$(514,924)		$(50,530,623)

Net loss per common share, basic	$(0.63)	$(0.10)	$—		$(0.72)

Weighted average shares in issue	55,671,805	148,412,000	—		69,941,805

Comprehensive income (loss):
Net loss before allocation to noncontrolling interests	$(32,422,728)	$(15,493,812)	$(514,924)		$(48,431,464)
Foreign currency translation	(1,243,331)	17,399	—		(1,225,932)

Total comprehensive loss before allocation to noncontrolling interests	$(33,666,059)	$(15,476,412)	$(514,924)		$(49,657,396)
Less: Comprehensive (loss) income attributable to noncontrolling interests	(119,417)	(591,353)	—		(710,770)

Comprehensive loss attributable to ASP Isotopes Inc/Renergen.	$(33,546,642)	$(14,885,060)	$(514,924)		$(48,946,626)

See accompanying notes to unaudited pro forma condensed combined financial statements.

4

Unaudited Pro Forma Condensed Combined Statement of Operations

	Historical
	ASP Isotopes Inc. Three Months Ended March 31, 2025	Renergen Three Months Ended February 28, 2025	ProForma AdjustmentsNotes (Note3)		Pro Forma
Revenue:
Product revenue	$1,101,605	$794,781	$—		$1,896,386
Collaboration revenue	—	—	—		—

Total revenue	1,101,605	794,781	—		1,896,386

Cost of goods sold	774,765	1,821,217	—		2,595,982

Gross profit (loss)	326,840	(1,026,436)	—		(699,596)

Operating expenses:
Research and development	1,529,795	—	—		1,529,795
Selling, general and administrative	6,749,381	3,060,463	514,924	(B),(I)	10,324,768

Total operating expenses	8,279,176	3,060,463	514,924		11,854,563

Loss from operations	(7,952,336)	(4,086,898)	(514,924)		(12,554,159)
Other income (expenses):
Foreign exchange transaction loss	(61,470)	—	—		(61,470)
Other operating income	—	6,887	—		6,887
Change in fair value of share liability	12,500	—	—		12,500
Change in fair value of convertible notes payable	(957,408)	—	—		(957,408)
Interest expense	(87,151)	(1,768,167)	—		(1,855,318)
Interest income	513,713	127,935	—		641,648

Total other expense	(579,816)	(1,633,346)	—		(2,213,162)

Loss before income tax	(8,532,152)	(5,720,244)	(514,924)		(14,767,321)
Income tax benefit	70,720	829,339	—		900,059

Net loss before allocation to noncontrolling interests	(8,461,432)	(4,890,905)	(514,924)		(13,867,261)
Less: Net income (loss) attributable to noncontrolling interests	(15,235)	(199,652)	—		(214,887)

Net loss attributable to ASP Isotopes/Renergen shareholders	$(8,446,197)	$(4,691,253)	$(514,924)		$(13,652,374)

Net loss per common share, basic	$(0.12)	$(0.03)	$—		$(0.16)

Weighted average shares in issue	69,484,200	148,412,000	—		83,754,200

Comprehensive income (loss):
Net loss before allocation to noncontrolling interests	$(8,461,432)	$(4,890,905)	$(514,924)		$(13,867,261)
Foreign currency translation	1,170,701	18,247	—		1,188,948

Total comprehensive loss before allocation to noncontrolling interests	$(7,290,731)	$(4,872,658)	$(514,924)		$(12,678,313)
Less: Comprehensive (loss) income attributable to noncontrolling interests	(1,466)	(198,907)	—		(200,373)

Comprehensive loss attributable to ASP Isotopes/Renergen	(7,289,265)	(4,673,751)	(514,924)		(12,477,940)

See accompanying notes to unaudited pro forma condensed combined financial statements.

5

ASP Isotopes Inc.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

Year Ended December 31, 2024 and Three Months Ended March 31, 2025

1. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements are based on the historical financial information of ASP Isotopes Inc. (“ASPI” or “the Company”) and Renergen Limited (“Renergen”) after giving effect to the acquisition of Renergen by the Company using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2025 and for the year ended December 31, 2024 combines the historical results for the Company for each of the periods presented, and the historical results for Renergen for the three months ended February 28, 2025 and year ended February 28, 2025 as if the acquisition had occurred as of January 1, 2024.

2. Accounting Policy and Reclassification Adjustments

Renergen’s historical financial statements were prepared in accordance with IFRS as issued by the IASB and presented in South African rand. During the preparation of this pro forma financial information, management performed a preliminary analysis of Renergen’s financial information to identify differences between IFRS as issued by IASB and U.S. GAAP, differences in accounting policies compared to those of the Company, and differences in financial statement presentation compared to the presentation of the Company. The conversion of Renergen’s historical financial statements from South African rand (ZAR) to U.S. Dollars using the period-end rate at February 28, 2025 of $0.0547 per ZAR for the unaudited condensed combined pro forma balance sheet and the weighted average of the monthly average rates during the year ended February 28, 2025 of $0.0540 per ZAR for the unaudited condensed combined pro forma statement of income.  At the time of preparing the unaudited pro forma combined financial information, other than the adjustments described herein, the Company is not aware of any other material differences.

Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

	Renergen Limited 28 February 2025 IFRS ZAR(R)	Renergen Limited 28 February 2025 IFRS (USD)	Presentation (Adjustments and Reclassifications)	Renergen Limited 28 February 2025 Adjusted in US GAAP USD($)
CURRENT ASSETS:

Cash and cash equivalents	$28,317,000	$1,530,111	$-	$1,530,111
Accounts receivables	26,025,000	1,406,263	-	1,406,263
Inventory	3,198,000	172,804	-	172,804
Restricted cash	49,497,000	2,674,574	-	2,674,574
Finance lease receivables	6,116,000	330,478	-	330,478
Total current assets	113,153,000	6,114,230	-	6,114,230

NON-CURRENT ASSETS:
Property, plant and equipment, net	2,009,373,000	108,576,608	(5,183,801)	103,392,807
Operating lease right-of-use lease assets	-	-	744,549	744,549
Deferred tax assets	141,586,000	7,650,609	-	7,650,609
Intangible assets	24,300,000	1,313,052	(922,379)	390,674
Restricted cash	23,079,000	1,247,075	-	1,247,075
Finance lease receivables	37,683,000	2,036,203	-	2,036,203
Total assets	$2,349,174,000	$126,937,779	$(5,361,630)	$121,576,147

EQUITY AND LIABILITIES
CURRENT LIABILITIES:
Accounts payable	$-	$-	$3,793,586	$3,793,586
Accrued expenses	-	-	1,416,097	1,416,096
Operating lease liabilities - current	-	-	95,588	95,588
Borrowings	1,013,737,000	54,777,348	-	54,777,348
Trade and other payables	96,413,000	5,209,683	(5,209,683)	-
Lease liabilities	1,769,000	95,588	(95,588)	-
Total current liabilities	1,111,919,000	60,082,620	-	60,082,618

NON-CURRENT LIABILITIES:
Operating lease liabilities—noncurrent	-		540,945	540,945
Borrowings	53,205,000	2,874,936	-	2,874,936
Lease liabilities	10,011,000	540,945	(540,945)	-
Deferred revenue	15,095,000	815,659	-	815,659
Provisions	44,335,000	2,395,645	-	2,395,645
Total liabilities	1,234,565,000	66,709,805	-	66,709,803

EQUITY
Stated capital	1,210,302,000	65,398,752	-	65,398,752
Share based payment reserve	26,318,000	1,422,095	-	1,422,095
Other reserves	946,000	51,117	(37,933)	13,184
Accumulated (loss)/profit	(198,934,000)	(10,749,412)	(5,323,697)	(16,073,109)
Total Renergen stockholders’ equity	1,038,632,000	56,122,552	(5,361,630)	50,760,922
Non-controlling interest	75,977,000	4,105,422	-	4,105,422
Total stockholders’ equity	1,114,609,000	60,227,974	(5,361,630)	54,866,344
Total liabilities and stockholders' equity	$2,349,174,000	$126,937,779	$(5,361,630)	$121,576,147

6

Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments

	Renergen Limited 28 February 2025 IFRS ZAR(R)	Renergen Limited 28 February 2025 IFRS (USD)	Presentation (Adjustments and Reclassifications)	Renergen Limited 28 February 2025 Adjusted in US GAAP USD($)
Product Revenue	$52,113,000	$2,851,330	$-	$2,851,330
Total Revenue	52,113,000	2,851,330	-	2,851,330
Cost of goods sold	80,173,000	4,386,615	-	4,386,615
Gross profit	(28,060,000)	(1,535,285)	-	(1,535,285)

Operating expenses
Selling, general and administrative	196,796,000	10,767,568	-	10,767,568
Total operating expenses	196,796,000	10,767,568	-	10,767,568
Loss from operations	(224,856,000)	(12,302,853)	-	(12,302,853)
Other income (expenses)
Foreign exchange transaction gain	-	-	(1,983,303)	(1,983,303)
Other operating income	227,000	12,420	-	12,420
Change in fair value of share liability	(3,115,000)	(170,435)	-	(170,435)
Change in FV of convertible note payable	-	-	-	-
Interest expense	(81,119,000)	(4,438,375)	-	(4,438,375)
Interest income	10,784,000	590,040	-	590,040
Total other expense	(73,223,000)	(4,006,350)	(1,983,303)	(5,989,653)
Loss before income tax	(298,079,000)	(16,309,203)	(1,983,303)	(18,292,506)
Income tax expense	(51,151,000)	(2,798,694)	-	(2,798,694)
Net loss before allocation to noncontrolling interests	(246,928,000)	(13,510,509)	(1,983,303)	(15,493,812)
Less: Net income (loss) attributable to noncontrolling interests	(10,808,000)	(591,353)	-	(591,353)
Net loss attributable to Renergen shareholders	$(236,120,000)	$(12,919,156)	$(1,983,303)	$(14,902,459)

Comprehensive loss
Net loss before allocation to noncontrolling interests	$(246,928,000)	$(13,510,509)	$(1,983,303)	$(15,493,812)
Foreign currency translation	318,000	17,399	-	17,399
Total comprehensive loss before allocation to noncontrolling interests	(246,610,000)	(13,493,109)	(1,983,303)	(15,476,412)
Less: Comprehensive (loss) income attributable to noncontrolling interests	(10,808,000)	(591,353)	-	(591,353)
Comprehensive loss attributable to Renergen.	(235,802,000)	(12,901,757)	(1,983,303)	(14,885,060)
Loss per share (Basic and diluted)	(1.59)	(0.09)	-	(0.10)

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3. Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined statements of operations:

(A)	Goodwill is measured as the excess of the purchase price over the fair value of net assets acquired from Renergen.

(B)

The Company estimates that it will incur direct transaction costs of approximately $850,000, which will be charged to operating expenses in the period incurred. This amount is a preliminary estimate and is therefore subject to change. There can be no assurance that the Company will not incur additional costs in subsequent quarters associated with the proposed acquisition.

(C)	Reflects the issuance of shares of the Company common stock to former Renergen shareholders at par value, assumed at February 28, 2025 and is subject to change at actual issue date.

(D)

Reflects the issuance of shares of the Company common stock to former Renergen shareholders at the price above the par value, assumed at February 28, 2025 and is subject to change at actual issue date.

(E)	Renergen’s current issued share capital. As part of ASC805 business combinations, the entire share capital of Renergen will be exchanged for the Company’s shares.

(F)

Represents the shares and share options held by various Renergen personnel. As part of the transaction, their shares will either fully vest, or a comparable offer will be made for the Company’s common stock where applicable. The Company will determine the most equitable option to offer to holders of these securities.

(G)	Reflects other reserves that will be replaced by the Company’s common stock in line with ASC805.

(H)	Reflects the accumulated losses of Renergen that will be replaced by the Company’s common stock in line with ASC805.

(I)	Reflects the total adjustment to stock based compensation expense as a result of settling the reserve in equity on Renergen’s balance sheet. The amount is preliminary and is subject to change.

Exclusions

The transfer of funds per the Exclusivity Agreement entered into on March 31, 2025 between the Company and Renergen have been eliminated in the combined pro forma as this would constitute an inter-company transaction following the acquisition of all of Renergen’s common stock.

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